EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

A.  As of December 31, 2008 the following are subsidiaries more than 50% owned
(included in the consolidated financial statements):

<CAPTIONS>
                                                    Jurisdiction of   Percentage
Name                                                Incorporation       Owned
------------------------------------------------    ---------------   ----------
Trans-Lux Canada Ltd.                               Canada               100%
Trans-Lux Commercial Corporation (formerly West)    Utah                 100
Trans-Lux Display Corporation                       Delaware             100
Trans-Lux Experience Corporation                    New York             100
Trans-Lux Midwest Corporation                       Iowa                 100
Trans-Lux Multimedia Corporation                    New York             100
Trans-Lux Seaport Corporation                       New York             100
Trans-Lux Service Corporation                       New York             100
Trans-Lux Syndicated Programs Corporation           New York             100
Trans-Lux Investment Corporation                    Delaware             100
Trans-Lux Theatres Corporation (1)                  Texas                100
Trans-Lux Castle Rock Corporation (2)               Colorado             100
Trans-Lux Pennsylvania Corporation (2)              Pennsylvania         100
Trans-Lux Multi-Media Corporation                   Connecticut          100
Trans-Lux Cinema Consulting Corporation (3)         California           100
Trans-Lux Real Estate Corporation (3)               Texas                100
Trans-Lux Durango Corporation (4)                   Colorado             100
Trans-Lux Four Corners Corporation (4)              New Mexico           100
Trans-Lux Los Lunas Corporation (4)                 New Mexico           100
Trans-Lux Montezuma Corporation (4)                 New Mexico           100
Trans-Lux Summit Corporation (4)                    Colorado             100
Trans-Lux Taos Corporation (4)                      New Mexico           100
Trans-Lux Valley Corporation (4)                    Arizona              100
Trans-Lux Wyoming Corporation (4)                   Wyoming              100
Trans-Lux Movie Operations Corporation (3)          Texas                100
Trans-Lux Cocteau Corporation (5)                   New Mexico           100
Trans-Lux Colorado Corporation (5)                  Colorado             100
Trans-Lux Desert Sky Corporation (5)                Arizona              100
Trans-Lux DreamCatcher Corporation (5)              New Mexico           100
Trans-Lux High Five Corporation (5)                 Colorado             100
Trans-Lux Laramie Corporation (5)                   Wyoming              100
Trans-Lux Loma Corporation (5)                      New Mexico           100
Trans-Lux Loveland Corporation (5)                  Colorado             100
Trans-Lux New Mexico Corporation (5)                New Mexico           100
Trans-Lux Skyline Corporation (5)                   Colorado             100
Trans-Lux Southwest Corporation (5)                 New Mexico           100
Trans-Lux Starlight Corporation (5)                 New Mexico           100
Trans-Lux Storyteller Corporation (5)               New Mexico           100

(1)     Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)     Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)     Wholly-owned subsidiary of Trans-Lux Multi-Media Corporation.
(4)     Wholly-owned subsidiary of Trans-Lux Real Estate Corporation.
(5)     Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation.

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